UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4235 Commerce Street Little River, South Carolina 29566
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (843) 390-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4 –  Matters Related to Accountants and Financial Statements

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

The Securities and Exchange Commission (the “SEC”) recently reviewed and commented on certain of the  periodic reports previously filed by Integrated Environmental Technologies, Ltd. (the “Company”) with the SEC, including the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2011.  After reviewing the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2011, the SEC commented that total assets as reported on the Company’s condensed consolidated balance sheet as of December 31, 2010 that was filed with the Form 10-Q did not equate to total liabilities and shareholders’ deficiency as of the same date.  After reviewing the matter, senior management determined that the Company should restate its financial statements for the three months ended March 31, 2011, to correct the balance sheet information as of December 31, 2010.  Accordingly, the balance sheet information as of December 31, 2010 contained in the condensed consolidated balance sheet included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2011 should no longer be relied upon.  The Company plans to file an amended quarterly report on Form 10-Q for this period with the SEC as soon as is practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date:  July 22, 2011